Exhibit 99.1

                 MILLENNIUM BIOTECHNOLOGIES AND CARDINAL HEALTH
                         SIGN NATIONWIDE SALES AGREEMENT

   Agreement with Cardinal Health Provides 165 Pharmaceutical Representatives,
           14 District Sales Managers and Three Area Business Managers

Basking Ridge, N.J. - July 28, 2005 - Millennium Biotechnologies, Inc., (OTCBB:MBTG), a research-based nutraceutical company and a pioneer in the emerging field of specialized nutritional supplements, announced today it had signed a nationwide sales agreement with the Contract Sales and Services business of Cardinal Health's Pharmaceutical Technologies and Services segment to market its Resurgex(R) and Resurgex-Plus(R) nutritional products.

"We are extremely pleased to partner with the leading provider in the health care industry, Cardinal Health," said Jerry Swon, President and Chief executive Officer of Millennium Biotechnologies. "Through the national reach of one of its experienced contract sales forces, our products will now have unprecedented access to the healthcare market, which we anticipate will significantly increase overall sales."

Cardinal Health's specialized full-time sales force of 165 pharmaceutical representatives, as well as 14 district sales managers and three area business directors, will enable Millennium to project a national presence in a professional and cost-effective way, targeting specialized physicians whose patients can most benefit from the Resurgex(R) line of products.

"Since its inception in 1998, Cardinal Health's Contract Sales organization has provided emerging pharmaceutical and biotechnology companies dedicated, as well as syndicated, sales teams focused on selling sophisticated products into specialized markets," said Tom Dimke, Senior Vice President and General Manager of Cardinal Health's Contract Sales and Services. "We are very pleased to be able to provide Millennium Biotechnologies with a proven and highly effective specialty sales force to launch the Resurgex product line to their targeted customers,"

Resurgex is a patented, advanced nutritional formula developed to address the special needs of chronically ill individuals with compromised immune systems as an adjunct to their medical care, and is particularly well-suited for use in patients with HIV/AIDS and cancer. Cardinal Health will offer Resurgex to hospitals and other health providers.

Resurgex-Plus is the first high protein/high calorie enteral nutritional formula that provides multiple comprehensive nutritional regimens in one delicious and convenient powdered drink. Millennium also markets Resurgex as the first low fat/low sugar/low calorie enteral nutritional formula to provide multiple comprehensive nutritional regimens in one delicious and convenient powdered drink. The two are the first multi-component nutritional supplements specifically designed to address the multiple nutritional needs of immunocompromised individuals as an adjunct to their medical care. Such individuals often experience nutritional depletion, oxidative stress and fatigue.

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For additional information on the Resurgex product line, please contact Jerry
Swon, President and Chief Executive Officer, as JSwon@milbiotech.com or (908) 604-2500.

                                      # # #

About Millennium Biotechnologies

Millennium Biotechnologies, Inc. is a research-based nutraceutical company and a pioneer in the emerging field of specialized nutritional supplements. The company's flagship products, RESURGEX(TM) and RESURGEX Plus(TM), are designed to assist in strengthening cellular defense and supporting the immune system in patients with HIV/AIDS, Hepatitis C, cancer and other chronic illnesses. Millennium Biotechnologies also owns the exclusive medical-market rights to GliSODin(TM) (SOD/gliadin), the only orally effective form of the important antioxidant SOD (superoxide dismutase). Millennium Biotechnologies, Inc. is a wholly owned subsidiary of Millennium Biotechnologies Group, Inc., a publicly-traded company (OTC BB:MBTG.OB). For more information about Millennium Biotechnologies, please call (908) 604-2500 or visit www.milbiotech.com.

This release includes certain forward-looking information that is based upon management's beliefs as well as on assumptions made by and data currently available to management. This information which has been, or in the future may be, included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, is subject to a number of risks and uncertainties, including but not limited to uncertainty as to market acceptance of Resurgex and Resurgex Plus and the factors identified in the Company's 10-KSB and other documents filed with the Securities and Exchange Commission. Actual results may differ materially form those anticipated in such forward-looking statements even if experience or future changes make it clear the any projected results expressed or implied therein may not be realized. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.